CONTACTS:
Tony Rossi
Financial Relations Board
213-486-6545
trossi@frbir.com
Mobility Electronics Adds Peter L. Ax to Board of Directors
Scottsdale, AZ, December 7, 2007 — Mobility Electronics, Inc. (NASDAQ: MOBE), a leading provider of innovative portable power and computing solutions, today announced the addition of Peter L. Ax to its Board of Directors. Mr. Ax, 48, currently serves as the managing partner of Phoenix Capital Management, a merchant banking firm, and has been on the Board of Directors of Meritage Homes Corporation (NYSE: MTH) since 2002. Mr. Ax also serves on the Advisory Board of Directors of Cascadia Capital, a Seattle-based investment banking and merchant banking firm.
Mr. Ax previously served as head of the Private Equity Placement Group and Senior Vice President of Lehman Brothers. In this role, Mr. Ax was responsible for the funding of many high-growth, early-stage companies in the United States and abroad. Prior to founding Phoenix Capital Management, Mr. Ax was a co-founder and Chief Executive Officer of SpinCycle, Inc., a publicly held consolidator and developer of coin-operated laundromats.
Mr. Ax holds an MBA from The Wharton School at the University of Pennsylvania, and a law degree and Bachelor of Science degree from the University of Arizona. Mr. Ax is also a certified public accountant and has been an accounting instructor at The Wharton School.
“We are very pleased to add Peter to our Board of Directors,” said Robert W. Shaner, Chairman of the Board of Directors of Mobility Electronics. “Peter is a seasoned financial expert who has successfully built his own companies and helped guide the growth of numerous other companies in his role as an investment banker. We believe his insight and experience will be valuable to the Company as we continue to build our business.”
Following the appointment of Mr. Ax, Mobility’s Board of Directors consists of seven members, with six being classified as independent.

Mobility Electronics

In addition, on December 5, 2007, Mobility’s Board of Directors revised the structure of its committees as follows:
•	Audit Committee: Jeffrey R. Harris, Chairman, Peter L. Ax and Michael J. Larson.

•	Compensation & Human Resources Committee: William O. Hunt, Chairman, Larry M. Carr and Michael J. Larson.

•	Corporate Governance & Nominating Committee: Larry M. Carr, Chairman, Peter L. Ax and William O. Hunt.
About Mobility Electronics, Inc.
Mobility Electronics, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. Mobility Electronics’ iGo brand offers a full line of AC, DC and combination AC/DC power adapters for portable computers and low-power mobile electronic devices. All of these adapters leverage the Company’s iGo intelligent tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
The Company also offers other accessories for the mobile electronic device market, such as foldable keyboards.
Mobility Electronics’ universal chargers are available at www.iGo.com as well as the stores of leading retailers and wireless carriers. For additional information call 480-596-0061, or visit www.mobilityelectronics.com.
Mobility Electronics, iGo and ...improving your mobile experience are registered trademarks of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in the forward-looking statements include the sell through rates of the Company’s power products at retail and wireless carrier accounts; delays or cessation of shipments of the Company’s products to the carrier; the timing and success of new product introductions; the development and introduction of new products by us and our competitors; the performance of suppliers and subcontractors; industry and general economic or business conditions; and other factors detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.
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